EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT
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         REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of __________
___, 2002, by and among HYDRON TECHNOLOGIES, INC., a New York corporation (the "Company"), and LIFE INTERNATIONAL PRODUCTS, INC., a California corporation ("LIPI").

                                    RECITALS:
                                    --------

         A. Pursuant to that certain License Agreement dated as of ______________ (the "License Agreement") between the Company and LIPI, the Company will issue to LIPI _________shares of its Common Stock and pursuant to the License Agreement dated as of __________ (the "License Agreement") between the Company and LIPI.

         B. The Company desires to grant LIPI certain registration rights with respect to the shares of Common Stock issued under the License Agreement.

         C. Certain capitalized terms used herein are defined in Section 1 of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1.  Definitions.
             -----------

         "Agreement" has the meaning set forth in the first paragraph of this Agreement.

         "Common Stock" means the Common Shares, par value $0.01 per share, of the Company. "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "LIPI" has the meaning set forth in the first paragraph of this Agreement.

         "License Agreement" has the meaning set forth in Recital A to this Agreement.

         "Long-Form Registration" means a registration statement registering securities under the Securities Act filed on Form S-1 or any successor or similar form.

         "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, joint stock company, unincorporated organization or governmental entity, or any department, agency or political subdivision thereof.

         "Piggy Back Registration" has the meaning set forth in Section 2(a) hereof.

         "Registrable Securities" means (i) any shares of Common Stock issued or issuable to LIPI pursuant to the License Agreement or Option Agreement (whether held by LIPI, or any of its successors or assigns), and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) and
(y) the Registrable Securities held by a holder of Registrable Securities may be sold without registration pursuant to Rule 144 or any similar exemption permitting the public resale of the Registrable Securities without registration under the Securities Act.

         "Registration Expenses" has the meaning set forth in Section 5(a) hereof.

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         "Rule 144" means Rule 144 promulgated under the Securities Act (or any similar rule then in force).

         "SEC" means the Securities and Exchange Commission, or any successor organization thereto performing similar regulatory functions.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Short-Form Registration" means a registration statement registering securities under the Securities Act filed on Form S-3 or any successor or similar forms providing for incorporation by reference of information filed pursuant to the Exchange Act.

         "Termination Date" has the meaning set forth in Section 9(c) hereof.

         2.  Piggyback Registrations.
             -----------------------

         (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a registration in connection with the issuance of shares by the Company in connection with a merger, consolidation, exchange offer or the acquisition of all or substantially all of the assets of the Company or (ii) a registration solely in connection with the issuance of shares pursuant to the Company's employee benefit plans) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

         (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

         (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all Registrable Securities requested to be included in such registration; provided, however, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities (and other securities with pari passu registration rights) requested to be included in such registration, pro rata among the holders of such Registrable Securities (and other securities with pari passu registration rights) on the basis of the number of shares of Registrable Securities (and other securities with pari passu registration rights) owned by each holder of securities to be registered in such offering and (iii) third, other securities, if any, requested to be included in such registration.

         (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included in such registration by the holders requesting such registration, (ii) second, the Registrable Securities (and other securities with pari passu registration rights) requested to be included in such registration, pro rata among the holders of such Registrable Securities (and other securities with pari passu registration rights) on the basis of the number of Registrable Securities (and other securities with pari passu registration rights) owned by each holder of securities to be registered in such offering, and (iii) third, other securities requested to be included in such registration not covered by clause (i) above.

         3. Holdback Agreements. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule
144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the one hundred eighty (180)-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. Each holder of Registrable Securities agrees to enter into an agreement with the managing underwriters of any underwritten registration in which Registrable Securities are included to the foregoing effect if required by the managing underwriters.

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         4.  Registration Procedures. Whenever the holders of Registrable
Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and notify the holders of the Registrable Securities covered by such registration statement when such registration statement has been declared effective by the SEC;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of
(x) not less than one hundred eighty (180) days, in the case of Long-Form Registrations, and (y) two years, in the case of Short-Form Registrations, or
(z) until all Registrable Securities included in such registration statements are sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions, if required in order to permit sale of such Registrable Securities in such jurisdictions, as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

         (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Registrable Securities to be listed on each securities exchange or quoted or listed on any system operated by The NASDAQ Stock Market, Inc. on which similar securities issued by the Company are then quoted or listed, if any;

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

         (i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify the holders of Registrable Securities and will use its reasonable best efforts promptly to obtain the withdrawal of such order;

         (j) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters in such transactions; and

         (k) obtain a legal opinion from the Company's legal counsel in customary form and covering such matters of the type customarily covered by legal opinions given in such transactions.

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         5.  Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or fees relating to listing or quotation on any system operated by The NASDAQ Stock Market, Inc. The Company shall not be required to pay an underwriting discount with respect to any shares being sold by any party other than the Company in connection with an underwritten public offering of any of the Company's securities pursuant to this Agreement.

         6.  Indemnification.
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         (a) The Company agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its partners, officers and directors and each Person who controls such holder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, partner, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, partner, officer, director or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such holder for use in such registration statement or prospectus.

         (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company and each holder of Registrable Securities also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event that indemnification is unavailable for any reason.

         7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary

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questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         8. Rule 144 Reporting. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times while it is subject to the reporting requirements of the Exchange Act;

         (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act at all times during which it is subject to such reporting requirements; and

         (c) so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         9.  Miscellaneous.
             -------------

         (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least 51% of the outstanding Registrable Securities.

         (b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. [LIPI may assign its rights under this Agreement to its affiliates and may also assign its rights to other parties with the consent of the Company, which consent may not be unreasonable withheld.] All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

         (c) Termination. The rights of the Purchasers hereunder to request and the Company's obligation to effect any registration hereunder shall terminate on the date (the "Termination Date") that is two (2) years after the date of this Agreement, and thereafter the Company shall have no obligation hereunder to effectuate any registration, other than any such registration, the request for which was delivered by holders of Registrable Securities prior to the Termination Date in accordance with the terms and conditions of this Agreement.

         (d) Notices. Except as otherwise expressly provided herein, any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing and shall be mailed by first class registered or certified mail, postage prepaid, sent by a nationally recognized overnight courier service or transmitted via telecopier as follows:

If to the Company:         Hydron Technologies, Inc.
                           2201 W. Sample Road
                           Building 9, Suite 7B
                           Pompano Beach, FL 33073-3006
                           Facsimile: (954) 861-6401
                           Attention: President

With a copy to:            Ruden, McClosky, Smith, Schuster & Russell, P.A.
                           200 East Broward Boulevard
                           Fort Lauderdale, FL 33301
                           Facsimile: (954) 333-4073
                           Attention: Robert C. Brighton, Jr., Esq.

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If to LIPI:                Life International Products, Inc.
                           7401 Bay Colony Drive
                           Naples, Florida 33942
                           Facsimile: (260) 248-4019
                           Attn: Mr. Duane DuCharme

With a copy to:            Baker & Daniels
                           111 East Wayne Street
                           Suite 800
                           Fort Wayne, Indiana 46802
                           Facsimile: (219) 460-1700
                           Attn: N. Reed Silliman, Esq.

Notice shall be deemed given, for all purposes, when sent by confirmed fax, overnight courier or by the United States mail as registered or certified mail, in which event the third day following the date of postmark on the receipt of such registered or certified mail shall conclusively be deemed the date of giving of such notice, on the day of delivery by the courier service or when acknowledged by the receiving telecopier. Any party may change its address by notice to the Company and the other holders of Registrable Securities given as herein provided.

         (e) Interpretation of Agreement; Severability. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from the Agreement and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida.

         (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

         (h) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements.

         (i) Waiver of Jury Trial. Each of the parties hereto waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this Agreement each hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                  HYDRON TECHNOLOGIES, INC.


                                  By: /s/: TERRENCE S. MCGRATH
                                      ------------------------
                                  Name: Terrence S. McGrath
                                  Title: Chief Operating Officer

                                  LIFE INTERNATIONAL PRODUCTS, INC.


                                  By: /s/: Duane DuCharme
                                      -------------------
                                  Name: Duane DuCharme
                                  Title: President and Authorized Representative


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